                                                                   Exhibit 10.36

                                                          (BANK OF AMERICA LOGO)

                                                         as of December 12, 2005

Movado Group, Inc.
650 From Road,
Paramus, NJ 07652

Dear Sir or Madam:

We are pleased to advise you that Bank of America, N. A., successor by merger to Fleet National Bank (the "Bank") hereby agrees to consider requests from Movado Group, Inc. (the "Company") from time to time, for short-term loans ("Loans") and documentary letters of credit for the importation of merchandise inventory ("Letters of Credit"). Any extension of credit hereunder (whether a Loan or a Letter of Credit) shall be made available at the sole discretion of the Bank but in any event subject to the following: (a) the Bank shall have determined that money market conditions are favorable for it to acquire loan assets, (b) the Bank shall continue to be satisfied with the Borrower's business, financial condition and prospects and the condition and prospects of the industry in which the Borrower is engaged, (c) the Bank shall have received Company's most current quarterly and annual financial statements and any other financial information regarding the Company which the Bank shall reasonably request from time to time, and (d) the Company shall have maintained and be maintaining a satisfactory relationship with the Bank and:

Loan and Letters of Credit Requests: Each request for a Loan and/or Letter of Credit will be, at the Bank's option, reviewed by the Bank and an independent credit analysis and assessment will be made each time a request is received. In the event that the Bank agrees to lend pursuant to any such request by the Company, any such Loan shall be evidenced by the promissory note enclosed with this letter (the "Note") and be subject to the conditions therein contained and in any other documentation in form and substance satisfactory to the Bank. The Bank may respond to any request for a Loan or Letter of Credit for a stated amount with a Loan or Letter of Credit for a different amount, date or maturity, or may decline to respond entirely.

Maximum Amount of Loans and Letters of Credit: The aggregate amount of Loans and Letters of Credit at any time outstanding shall not exceed $20,000,000 and the maximum amount of Letters of Credit at any time outstanding shall not exceed $2,000,000.

(US OLYMPIC TEAMS 2000-2004 LOGO)

Expiration and Maturity Date: Requests for extensions of credit must be made on or before June 16, 2006. All Loans will be payable on June 16, 2006. All Letters of Credit shall expire no later than 180 days from issuance.

Interest Rate: Loans shall bear interest, at the Company's election, at a rate per annum equal to either (i) a fluctuating rate equal to the Prime Rate, or
(ii) such other fixed rate as may be agreed upon between the Company and the Bank for an interest period which is also then agreed upon (a Loan bearing interest at this rate is sometimes called an "Agreed Rate Loan"). The term "Prime Rate" shall be as defined in the Note, Interest shall be payable monthly in arrears based on a 360-day year and, for Agreed Rate Loans, on the last day of the applicable Interest Period.

Letter of Credit Fees: Letters of Credit shall be issued at the Bank's standard fees and charges in effect from time to time therefor.

Additional provisions:

All obligations of the Company owing to the Bank shall continue to be unconditionally guaranteed by all active domestic subsidiaries of the Company (collectively, the "Guarantors") pursuant to the Bank's standard form of guarantee (collectively, the "Guarantees").

The Company shall continue to provide the following to the Bank:

     The consolidated and consolidating balance sheet for the Company and its subsidiaries, consolidated and consolidating statement of income and consolidated statement of cash flow: (i) audited and certified without qualification by accountants satisfactory to the Bank, within 120 days of fiscal year end and (ii) certified by the Company's chief financial officer, within 75 days of the last day of each fiscal quarter.

     Notices of defaults.

     Such other statements and reports as shall be reasonably requested by the Bank.

This letter agreement replaces, supersedes, amends and restates in its entirety the letter agreement from the Bank to the Company dated October 31, 2005, as amended.

If the terms of this letter are acceptable to you, please indicate your acceptance by signing and returning the enclosed copy of this letter and documentation to the Bank on or before December 12, 2005. This letter shall be unenforceable against the Bank unless so signed and returned on or before such date.

Please contact us if you have any questions. We look forward to continuing our relationship.

                                        Very truly yours,

                                        BANK OF AMERICA, N. A.,
                                        Successor by merger to Fleet National
                                        Bank


                                        By: /s/ Rich Williams
                                            ------------------------------------
                                        Name: Rich Williams
                                        Title: Credit Products Officer


ACCEPTED AND AGREED
ON DECEMBER 12, 2005

MOVADO GROUP, INC.


By: /s/ T F Michno
    ---------------------------------
Name: T F Michno
Title: General Counsel

Guarantor signatures on next page

Each of the guarantors indicated below hereby consents to this letter agreement and reaffirms its continuing liability under its respective guarantees in respect of the above letter agreement and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by each such guarantor).

                                        MOVADO RETAIL GROUP, INC.,
                                        a New Jersey Corporation


                                        By: /s/ T F Michno
                                            ------------------------------------
                                        Name: T F Michno
                                        Title: General Counsel


                                        MOVADO LLC,
                                        a Delaware Limited Liability Company


                                        By: /s/ T F Michno
                                            ------------------------------------
                                        Name: T F Michno
                                        Title: General Counsel

                              BANK OF AMERICA, N.A.
                   SUCCESSOR BY MERGER TO FLEET NATIONAL BANK
                              AMENDED AND RESTATED
                                 PROMISSORY NOTE

$20,000,000.00                                           As of December 12, 2005

     No later than JUNE 16, 2006 (the "Maturity Date"), for value received, MOVADO GROUP, INC., having its principal office at 650 From Road, Paramus, New Jersey 07652 (the "Borrower"), promises to pay to the order of BANK OF AMERICA, SUCCESSOR BY MERGER TO FLEET NATIONAL BANK, having an office at 1185 Avenue of the Americas, New York, New York, 10036 (the "Bank"), at such office of the Bank or at such other place as the holder hereof may from time to time appoint in writing, in lawful money of the United States of America in immediately available funds, the principal sum of TWENTY MILLION and 00/100 DOLLARS ($20,000,000.00) Dollars or such lesser amount as may then be the aggregate unpaid principal balance of all loans made by the Bank to the Borrower hereunder (each a "Loan" and collectively the "Loans") as shown on the books and records of the Bank. The Borrower also promises to pay interest (computed on the basis of a 360 day year for actual days elapsed) at said office in like money on the unpaid principal amount of each Loan from time to time outstanding at a rate per annum, to be elected by the Borrower at the time each Loan is made, equal to either (i) a fluctuating rate equal to the Prime Rate, which rate will change when and as the Prime Rate changes and which such changes in the rate of interest resulting from changes in the Prime Rate shall take effect immediately without notice or demand of any kind (a Loan bearing interest at this rate is sometimes hereinafter called a "Prime Loan"), or (ii) a fixed rate as may be agreed upon between the Borrower and the Bank (an "Agreed Rate") for an Interest Period which is also then agreed upon (a Loan bearing interest at this rate is sometimes hereinafter called an "Agreed Rate Loan"); provided, however, that (a) no Interest Period with respect to an Agreed Rate Loan shall extend beyond the Maturity Date, (b) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day and (c) if prior to the end of any such Interest Period of an Agreed Rate Loan the Borrower and the Bank fail to agree upon a new Interest Period therefor so as to maintain such Loan as an Agreed Rate Loan within the pertinent time set forth in Section 1 hereof, such Agreed Rate Loan shall automatically be converted into a Prime Loan at the end of such Interest Period and shall be maintained as such until a new Interest Period therefor is agreed upon. Interest on each Loan shall be payable monthly on the first day of each month commencing the first such day to occur after a Loan is made hereunder and, together with unpaid principal, on the Maturity Date. Interest on Agreed Rate Loans shall also be payable on the last day of each Interest Period applicable thereto. The Borrower further agrees that upon and during the continuance of an Event of Default and/or after any stated or any accelerated maturity of Loans hereunder, all Loans shall bear interest (computed daily) at,
(i) with respect to Agreed Rate Loans, a rate equal to the greater of 2% per annum in excess of the rate then applicable to Agreed Rate

Loans and 2% per annum in excess of the rate then applicable to Prime Loans, payable no later than the Maturity Date, and (ii) with respect to Prime Loans, a rate equal to 2% per annum in excess of the rate then applicable to Prime Loans, payable no later than the Maturity Date. Furthermore, if the entire amount of any principal and/or interest required to be paid pursuant to this Note is not paid in full within ten (10) days after the same is due, the Borrower shall further pay to the Bank a late fee equal to five percent (5%) of the required payment. In no event shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. If any payment to be so made hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, to the extent permitted by applicable law, interest thereon shall be payable at the then applicable rate during such extension.

     All payments made in connection with this Note shall be in lawful money of the United States in immediately available funds without counterclaim or setoff and free and clear of and without any deduction or withholding for, any taxes or other payments. All such payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after the occurrence of and during the continuance of an Event of Default, payments will be applied to the obligations of the Borrower to the Bank as the Bank determines in its sole discretion. The Borrower hereby expressly authorizes the Bank to record on the attached schedule the amount and date of each Loan, the rate of interest thereon, Interest Period thereof and the date and amount of each payment of principal. All such notations shall be presumptive as to the correctness thereof; provided, however, the failure of the Bank to make any such notation shall not limit or otherwise affect the obligations of the Borrower under this Note.

     In consideration of the granting of the Loans evidenced by this Note, the Borrower hereby agrees as follows:

     1. Loan Requests. Requests for Prime Loans and Agreed Rate Loans may be made up until 1 p.m. on the date the Loan is to be made. Any request for a Loan must be written. The Bank shall have no obligation to make any Loan hereunder.

     2. Prepayment. The Borrower may prepay any Prime Loan at any time in whole or in part without premium or penalty. Each such prepayment shall be made together with interest accrued thereon to and including the date of prepayment. The Borrower may prepay an Agreed Rate Loan only upon at least three (3) Business Days prior written notice to the Bank (which notice shall be irrevocable) and any such prepayment shall occur only on the last day of the Interest Period for such Agreed Rate Loan.

     3. Indemnity; Yield Protection. The Borrower shall pay to the Bank, upon request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or reasonable expense incurred as a result of: (i) any payment of an Agreed Rate Loan on a date other than the last day of the

Interest Period for such Loan; (ii) any failure by Borrower to borrow an Agreed Rate Loan on the date specified by Borrower's written notice; (iii) any failure of Borrower to pay an Agreed Rate Loan on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to Bank a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from Cost of Funds in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to Bank upon the payment of an Agreed Rate Loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by Borrower of Loan to bear interest based on an Agreed Rate. If by reason of an Event of Default, the Bank elects to declare the Loans and/or the Note to be immediately due and payable, then any yield maintenance fee with respect to an Agreed Rate Loan shall become due and payable in the same manner as though the Borrower has exercised such right of prepayment.

     For the purpose of this Section 3 the determination by the Bank of such losses and reasonable expenses shall in the absence of manifest error, be conclusive if made reasonably and in good faith.

     4. Increased Costs. If the Bank reasonably determines that the effect of any applicable law or government regulation, guideline or order or the interpretation thereof by any governmental authority charged with the administration thereof (such as, for example, a change in official reserve requirements which the Bank is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Bank of making or continuing Agreed Rate Loans hereunder or to reduce the amount of any payment of principal or interest receivable by the Bank thereon, then the Borrower will pay to the Bank such additional amounts as the Bank may reasonably determine to be required to compensate the Bank for such additional costs or reduction. Any additional payment under this section will be computed from the effective date at which such additional costs have to be borne by the Bank. A certificate as to any additional amounts payable pursuant to this
Section 4 setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank set forth therein if made reasonably and in good faith. The Borrower shall pay any amounts so certified to it by the Bank within 10 days of receipt of any such certificate.

     5. Warranties and Representations. The Borrower represents and warrants that: a) it is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified to do business and is in good standing under the laws of every state where its failure to so qualify would have a material and adverse effect on the business, operations, property or other condition of the Borrower; b) the execution, issuance and delivery of this Note by the Borrower are within its corporate powers and have been duly authorized, and the Note is valid, binding and enforceable in accordance with its terms, and is not in violation of law or of the terms of the Borrower's Certificate of Incorporation or By-Laws and does not result in the breach of or constitute a default under any indenture, agreement or undertaking to which the Borrower is a party or by which it or its property may be bound or affected; c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Note, except those as have been obtained; d) the financial statements of the Borrower heretofore furnished to the Bank are complete and correct in all material respects and fairly represent the financial condition of the Borrower and its subsidiaries as at the dates thereof and for the periods covered thereby, which financial condition has not materially, adversely, changed since the date of the most recently dated balance sheet heretofore furnished to the Bank; e) no Event of Default (as hereinafter defined) has occurred and no event has occurred which with the giving of notice or the lapse of time or both would constitute an Event of Default; f) the Borrower shall not use any part of the proceeds of any Loan to purchase or carry any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock; g) there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator which, if determined adversely to the Borrower would have a materially adverse effect on the financial condition or operations of the Borrower except as described in the financial statements of the Borrower heretofore furnished to the Bank; and h) on the occasion of the granting of each Loan all representations and warranties contained herein shall be true and correct and with the same force and effect as though such representations and warranties had been made on and as of the date of the making of each such Loan.

     6. Events of Default. Upon the occurrence of any of the following specified events of default (each an "Event of Default"): a) default in making any payment of principal, interest, or any other sum payable under this Note when due; or b) default by the Borrower or any Guarantor (i) of any other obligation hereunder or (ii) in the due payment of any other obligation owing to the Bank under this Note or c) default by Borrower or any Guarantor in the due payment of any other indebtedness for borrowed money or default in the observance or performance of any covenant or condition contained in any agreement or instrument evidencing, securing, or relating to any such indebtedness, which causes or permits the acceleration of the maturity thereof, provided that the aggregate amount of such indebtedness shall be $5,000,000 or more; or d) any representation or warranty made by the Borrower herein or in any certificate furnished by the Borrower in connection with the Loans evidenced hereby or pursuant to the provisions hereof, proves untrue in any material respect; or e) the Borrower or any Guarantor becomes insolvent or bankrupt, is generally not paying its debts as they become due, or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the Borrower or any Guarantor or for the greater part of the properties of the Borrower or any Guarantor with the consent of the Borrower or any such Guarantor, or if appointed without the consent of the Borrower or any such Guarantor, such trustee or receiver is not discharged within 30 days, or bankruptcy, reorganization, liquidation or similar proceedings are instituted by or against the Borrower or any Guarantor under the laws of any jurisdiction, and if instituted against the Borrower or any such Guarantor are consented to by it or remain undismissed for 30 days, or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of the Borrower or any Guarantor not in the possession of the Bank and same shall not be released or bonded within 30 days after levy; or
f) any garnishment, levy, writ or warrant of attachment or similar process shall be issued and served against the Bank, which garnishment, levy, writ or warrant of attachment or similar process relates to property of the Borrower or any Guarantor in the possession of the Bank; or h) the Bank shall have determined, in its reasonable discretion, that one or more conditions exist or events have occurred which have resulted or may result in a material adverse change in the business, properties or financial condition of the Borrower or any Guarantor as determined in the reasonable discretion of the Bank or one or more other conditions exist or events have occurred with respect to the Borrower or any Guarantor which the Bank deems materially adverse; then, in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Bank may declare the principal and the accrued interest in respect of all Loans under this Note to be, whereupon the Note shall become, immediately due and payable without presentment, protest or other notice of any kind, all of which are expressly waived by the Borrower.

     7. Set off. At any time, without demand or notice (any such notice being expressly waived by the Borrower), the Bank may setoff any and all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Bank of America Corporation and its successors or assigns, or in transit to any of them, or any part thereof and apply same to any of the Liabilities or obligations of the Borrower or any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Liabilities. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The term "Liabilities" shall include this Note and obligations and liabilities of the Borrower to the Bank under this Note, now or hereafter existing, arising directly between the Borrower and the Bank or acquired by assignment, conditionally or as collateral security by the Bank, absolute or contingent, joint and/or several, secure or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Bank of the Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise.

     8. Definitions. As used herein:

          (a) "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required to close under the laws of the State of New York and to the extent "Business Day" is used in the context of any other specific city it shall mean any date on which commercial banks are open for business in that city.

          (b) "Cost of Funds" means the per annum rate of interest which the Bank is required to pay, or is offering to pay, for wholesale liabilities, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as reasonably determined by the Bank.

          (c) "Guarantors" shall mean all active domestic subsidiaries of the Borrower.

          (d) "Interest Period" means that period selected by the Borrower, within the limitations of the first paragraph of this Note, during which an Agreed Rate Loan may bear interest at an Agreed Rate.

          (e) "Loan Documents" means this Note, and each document, instrument or agreement executed pursuant hereto or thereto or in connection herewith or therewith.

          (f) "Prime Rate" means the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

     9. Miscellaneous.

     (a) The Borrower shall pay on demand all reasonable expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of this Note or any of the other Loan Documents, and/or in connection with Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder and/or thereunder, including, without limitation, fees of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Liabilities or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral.

     (b) No modification or waiver of any provision of this Note shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Bank, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing. No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege.

     (c) Borrower hereby waives presentment, notice of protest, notice of dishonor, and any and all other notices or demands except as otherwise expressly provided for herein.

     (d) This Note and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law). The Borrower agrees that any suit for the enforcement of this Note or any of the other Loan Documents may be brought in the courts of the State of New York or any Federal court sitting therein and consents to the nonexclusive jurisdiction of such court and service of process in any such suit being made upon the Borrower by mail at the address set forth in the first paragraph of this Note. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

     (e) The Bank may at any time pledge all or any portion of its rights under this Note and the other Loan Documents to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of such Loan Documents.

     (f) All agreements between the Borrower (and each Guarantor and each other party obligated for payment on this Note) and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of the Loan Documents between the Borrower, each Guarantor, each other party obligated on this Note and the Bank.

     (g) ARBITRATION AND WAIVER OF JURY TRIAL

     (i) THIS PARAGRAPH CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (i) THE LOAN DOCUMENTS (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS); OR
(ii) ANY DOCUMENT RELATED TO THE NOTE ("COLLECTIVELY A "CLAIM"). FOR THE PURPOSES OF THIS ARBITRATION PROVISION ONLY, THE TERM "PARTIES" SHALL INCLUDE ANY PARENT CORPORATION, SUBSIDIARY OR AFFILIATE OF THE BANK INVOLVED IN THE SERVICING, MANAGEMENT OR ADMINISTRATION OF ANY OBLIGATION DESCRIBED OR EVIDENCED BY THE LOAN DOCUMENTS.

     (ii) AT THE REQUEST OF ANY PARTY TO THE LOAN DOCUMENTS, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE "ACT"). THE ACT WILL APPLY EVEN THOUGH THE LOAN DOCUMENTS PROVIDE THAT THEY ARE GOVERNED BY THE LAW OF A SPECIFIED STATE. THE ARBITRATION WILL TAKE PLACE ON AN INDIVIDUAL BASIS WITHOUT RESORT TO ANY FORM OF CLASS ACTION.

     (iii) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE THEN-CURRENT RULES AND PROCEDURES FOR THE ARBITRATION OF FINANCIAL SERVICES DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THEREOF ("AAA"), AND THE TERMS OF THIS PARAGRAPH. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS PARAGRAPH SHALL CONTROL. IF AAA IS UNWILLING OR UNABLE TO (i) SERVE AS THE PROVIDER OF ARBITRATION OR (ii) ENFORCE ANY PROVISION OF THIS ARBITRATION CLAUSE, ANY PARTY TO THE LOAN DOCUMENTS MAY SUBSTITUTE ANOTHER ARBITRATION ORGANIZATION WITH SIMILAR PROCEDURES TO SERVE AS THE PROVIDER OF ARBITRATION.

     (iv) THE ARBITRATION SHALL BE ADMINISTERED BY AAA AND CONDUCTED, UNLESS OTHERWISE REQUIRED BY LAW, IN THE STATE SPECIFIED IN THE GOVERNING LAW SECTION OF THE LOAN DOCUMENTS. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED FIVE MILLION DOLLARS ($5,000,000), UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. All ARBITRATION HEARINGS SHALL COMMENCE WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN NINETY (90) DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN THIRTY (30) DAYS OF THE CLOSE OF THE HEARING.

HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED, JUDGMENT ENTERED AND ENFORCED.

     (v) THE ARBITRATOR(S) WILL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM AND MAY DISMISS THE ARBITRATION ON THE BASIS THAT THE CLAIM IS BARRED. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON AAA UNDER APPLICABLE AAA RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THE LOAN DOCUMENTS.

     (vi) THIS PARAGRAPH DOES NOT LIMIT THE RIGHT OF ANY PARTY TO: (I) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (II) INITIATE JUDICIAL OR NON-JUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL;
(III) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (IV) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

     (vii) THE FILING OF A COURT ACTION IS NOT INTENDED TO CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE SUING PARTY, THEREAFTER TO REQUIRE SUBMITTAL OF THE CLAIM TO ARBITRATION.

     (viii) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THE LOAN DOCUMENTS TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS.

     (ix) EXCEPT AS PROHIBITED BY -LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL

DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND MAKE THE LOANS.

     (h) Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of this Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

     (i) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower or any other party obligated on this Note, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in any obligation of the Bank to extend credit to the Borrower and/or any or all of the Liabilities held by the Bank. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants, provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

     (j) This Note shall be binding upon and inure to the benefit of the Borrower, the Bank, all future holders of this Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Note without the prior written consent of the Bank. The term "Bank" as used herein shall be deemed to include the Bank and its successors, endorsees and assigns. The Bank shall have the unrestricted right at any time or from time to time, and without the Borrower's consent, to assign all or any portion of its rights and obligations hereunder and/or under any of the other Loan Documents to one or more Banks (each, an "Assignee"), and the Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Note and to any other documents, instruments and agreements executed in connection herewith as the Bank shall deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect the amount of Loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Bank, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder and under each other assigned Loan Document (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent.

     (k) This Note and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Note and such other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Note or such other Loan Documents. Neither this Note nor any of such other Loan Documents may be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

     (l) This Note shall replace and supersede the Amended and Restated Promissory Note made by the Borrower to the order of the Bank dated as of October 31, 2005 (the "Prior Note"); provided, however, that the execution and delivery of this Note shall not in any circumstance be deemed to have terminated, extinguished or discharged the Borrower's indebtedness under such Prior Note, all of which indebtedness shall continue under and be governed by this Note and the documents, instruments and agreements executed pursuant hereto or in connection herewith. This Note is a replacement, consolidation, amendment and restatement of the Prior Note and IS NOT A NOVATION. The Borrower shall also pay and this Note shall also evidence any and all unpaid interest on all Loans made by the Bank to the Borrower pursuant to Prior Note, and at the interest rate specified therein, for which this Note has been issued as replacement therefor.

                                        MOVADO GROUP, INC.


                                        By: /s/ T F Michno
                                            ------------------------------------
                                        Name: T F Michno
                                        Title: General Counsel

CORPORATE RESOLUTION                                       BANK OF AMERICA, N.A.

Date: 12/9, 2005

I, Timothy F. Michano, hereby certify that(1) I am the Secretary of Movado Group, Inc, a corporation organized and existing under the laws of the State of NY, (2) no proceedings are pending for the dissolution or liquidation of said corporation and, to the best of my knowledge, no such proceedings are threatened or contemplated, (3) the following is a true, accurate and compared extract from the meetings of the Board of Directors of said corporation duly held on 11/28, 2005, at which meeting there was present, at all times, a quorum authorized to transact the business hereinafter described, (4) the proceedings at said meeting were in accordance with the charter and bylaws of this corporation, that the votes taken remain in full force and effect and such votes have not been revoked, annulled, amended or supplemented in any manner whatsoever, (5) no other votes have been adopted or executed by the Board or any committee of the Board relating to the authorization referred to in such votes and (6) each of the persons named below the extract of the votes is a duly elected and qualified and acting officer of this corporation as set forth below opposite such person's name, the signature set forth opposite each such name is the genuine signature of such person and each such person is authorized to act on behalf of this corporation.

"Upon motion duly made and seconded, it was

VOTED: THAT   [ ] One signature   [X] Two signatures   [ ] Other:

of the authorized officers of this corporation be required and such officer(s) is/are hereby authorized and empowered in the name of and on behalf of this corporation:

1. To borrow money and to obtain credit for this corporation from and to settle or compromise obligations with Bank of America, N.A. (the "Bank"), a national banking association with its principal office in Charlotte North Carolina and with offices in Hartford, Connecticut, on such terms as he/she/they deem proper and to execute and deliver notes, drafts, acceptances, instruments of guaranty, agreements and any other obligations of this corporation, containing such terms and conditions and in such form as may be required by said Bank.

2. To pledge, mortgage, forbear and modify existing obligations, grant a security interest in, or assign to said Bank as security for money borrowed or credit obtained any and all assets and property of this corporation including, without limitation, any of the stocks, bonds or other securities, bills receivable, accounts, mortgages, merchandise, bills-of-lading, warehouse receipts, insurance policies, certificates, contracts, inventory, machinery, equipment and any other property, real or personal, tangible or intangible, held by or belonging to this corporation, whether now owned or hereafter acquired and of whatever nature and kind and wherever located, and to endorse, assign or guarantee such of said assets and property as is necessary in the name of this corporation.

3. To discount with said Bank upon such terms as he/she/they may deem proper any bills receivable or any paper held by this corporation, with full authority to endorse the same in the name of this corporation.

4. To take any and all actions as he/she/they deem necessary, desirable or appropriate to effect the purposes of the above votes, including, but not limited to, the execution and delivery of any and all documents, instruments, agreements, certificates, declarations, statements, forms and other papers required by said Bank in connection with any of the foregoing matters, any such action to be conclusive evidence of his/her/their authority to act; and

VOTED: That the foregoing powers and authority shall continue and remain in full force and effect until revoked or modified by votes of the Board and until written notice of revocation or modification thereof has been received and acknowledged, in writing, by an officer of the Bank."

Name                   Title            Signature
----                   -----            ---------


--------------------   --------------   ----------------------------------------


                                        /s/ Timothy F. Michno
                                        ----------------------------------------
                                        Secretary/Clerk of the Corporation